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                                                                       EXHIBIT 5

                   Shack Siegel Katz Flaherty & Goodman P.C.
                                530 Fifth Avenue
                            New York, New York 10036
                                 (212) 782-0700

                                                               November 27, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re: Midway Games Inc. Form S-3 Registration Statement

Ladies and Gentlemen:

    We have acted as counsel to Midway Games Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-3 (the "Registration Statement") registering the sale of 5,175,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock").

    In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:
(i) the Registration Statement; (ii) the Company's Restated Certificate of Incorporation, as amended; (iii) the Company's Amended and Restated Bylaws;
(iv) proceedings of the Board of Directors of the Company; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

    Based upon and subject to the foregoing, we are of the opinion that the sale and issuance of the Shares has been duly authorized and that such Shares, assuming full payment therefor, when issued and delivered, will be validly issued, fully paid and non-assessable.

    We consent to the filing of this opinion as Exhibit 5 to the Registration Statement, and we further consent to the reference made to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. Please note that shareholders of this firm hold, in the aggregate, 3,070 shares of Common Stock and options to purchase an aggregate of 45,000 shares.

    The law covered by the opinions expressed herein is limited to the corporate laws of the State of Delaware.

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                                            Very truly yours,

                                            SHACK SIEGEL KATZ
                                            FLAHERTY & GOODMAN P.C.

                                            BY:            /S/ JEFFREY N. SIEGEL
                                                 -----------------------------------------
                                                             Jeffrey N. Siegel
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